Exhibit 99.1
[Nurix logo]

Nurix Therapeutics Reports Third Quarter 2025 Financial Results and Provides a Corporate Update
Announced clinical development plans for bexobrutideg, including the initiation of pivotal trials in relapsed/refractory CLL in H2 2025
Presented preclinical data at EADV 2025 for GS-6791 (NX-0479), a novel IRAK4 degrader in collaboration with Gilead, showing potent pathway inhibition and efficacy in a dermatitis model
Well capitalized with cash and marketable securities of $428.8 million
SAN FRANCISCO, October 9, 2025 (GLOBE NEWSWIRE) – Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of targeted protein degradation medicines, today reported financial results for the fiscal quarter ended August 31, 2025, and highlighted significant progress across its clinical programs and strategic collaborations.
“Nurix is preparing to initiate pivotal studies for bexobrutideg in relapsed/refractory CLL patients in the fourth quarter of 2025 and we have outlined our plans for potential accelerated approval with a single arm study as well as a confirmatory randomized control Phase 3 study for full approval,” said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix. “We also continue to advance our autoimmune disease drug pipeline, including the IRAK4 degrader with Gilead, GS-6791, which is currently in healthy volunteer studies, and with the STAT6 degrader with Sanofi, which is currently in IND enabling studies. With a strong wholly owned pipeline and world-class partnerships, Nurix is well positioned to establish degrader-based medicines as a new standard of care in both cancer and autoimmune diseases.”
Recent Business Highlights
•Outlined bexobrutideg clinical development plans for pivotal trials: Nurix announced plans to conduct a single arm study of bexobrutideg for potential accelerated approval in relapsed/refractory CLL patients to commence in H2 2025. In addition, Nurix described the design of a randomized controlled Phase 3 trial of bexobrutideg compared to an investigator’s choice control arm consisting of bendamustine and rituximab, idelalisib and rituximab, or pirtobrutinib.
•Data presented at the European Academy of Dermatology and Venereology (EADV) 2025 Congress: At EADV in September 2025, Nurix and collaboration partner Gilead presented preclinical findings for GS-6791, a novel, selective oral IRAK4 degrader. The data demonstrated potent degradation of IRAK4 in immune and epithelial cells, blocking IL-1 and IL-36 signaling pathways implicated in autoimmune and inflammatory diseases. In vivo, GS-6791 suppressed cytokine production and improved disease measures in a mouse model of dermatitis. These results highlight the differentiated mechanism of IRAK4 degradation compared with kinase inhibition and support the potential of GS-6791 to deliver efficacy across a range of inflammatory conditions.
•Encore data presented at the Society of Hematologic Oncology (SOHO) 2025 Annual Meeting in chronic lymphocytic leukemia: At SOHO in September 2025, Nurix presented encore Phase 1a data for bexobrutideg in patients with relapsed or refractory chronic lymphocytic leukemia (CLL). Among 47 response-evaluable patients, bexobrutideg achieved an ORR of 80.9%, including one complete response. Responses were rapid, with a median time to first response of 1.9 months and continued to deepen with longer treatment. Durable activity was observed across high-risk subgroups, including patients with TP53, PLCG2, and BTK mutations as well as those with CNS involvement. Bexobrutideg was well tolerated, with no dose-limiting toxicities and no new atrial fibrillation or flutter. These results support advancement of bexobrutideg into pivotal studies planned to initiate in the second half of 2025.
•Encore data presented at the Society of Hematologic Oncology (SOHO) 2025 Annual Meeting in Waldenström macroglobulinemia: At SOHO in September 2025, Nurix presented encore data from its ongoing Phase 1 trial of bexobrutideg in patients with relapsed or refractory Waldenström macroglobulinemia (WM). In 19 response-evaluable patients, bexobrutideg achieved a high objective response rate (ORR) of 84.2%, with responses observed across patients harboring MYD88 and CXCR4 mutations. Responses were rapid, durable, and associated with deep reductions in serum IgM levels. Bexobrutideg was well tolerated, with a safety profile consistent with prior reports, including no dose-limiting toxicities and no atrial fibrillation. These findings underscore the potential of BTK degraders to overcome BTKi resistance and provide meaningful benefit to heavily pretreated WM patients.

Upcoming Program Highlights*
Bexobrutideg: Building on the recent positive data in CLL and WM, Nurix anticipates providing additional clinical updates for bexobrutideg and remains on track to initiate pivotal trials for bexobrutideg in CLL in the second half of 2025. To support future development of bexobrutideg in autoimmune and inflammatory diseases, Nurix is enrolling a Phase 1b cohort for patients with CLL and autoimmune hemolytic anemia and is conducting the necessary Phase 1 healthy volunteer studies to support a potential autoimmune IND in 2026. More information on the ongoing Phase 1a/1b trial of bexobrutideg is available at www.clinicaltrials.gov (NCT05131022).
Zelebrudomide: Zelebrudomide is an orally bioavailable degrader of BTK and the cereblon neosubstrates IKZF1 (Ikaros) and IKZF3 (Aiolos) designed for the treatment of relapsed or refractory B-cell malignancies. Nurix is conducting a Phase 1a/1b clinical trial, including a Phase 1b expansion cohort focused on patients with diffuse large B-cell lymphoma and mantle cell lymphoma. Nurix is enrolling a dose escalation study within the current Phase 1a/1b trial using the chirally controlled drug product. Additional information on the zelebrudomide clinical trial can be accessed at www.clinicaltrials.gov (NCT04830137).
NX-1607: NX-1607 is an investigational oral inhibitor of the E3 ligase Casitas B-lineage lymphoma proto-oncogene B (CBL-B) being developed for immuno-oncology indications, including a range of solid tumor types and lymphomas. Nurix is evaluating NX-1607 in an ongoing Phase 1 trial in adults in a range of oncology indications. This study includes a thorough investigation of both dose and schedule in the Phase 1a portion. Additional information on the NX-1607 clinical trial can be accessed at www.clinicaltrials.gov (NCT05107674).
Continued pipeline advancement of strategic collaborations with Gilead, Sanofi and Pfizer: Nurix and Sanofi continue to advance the STAT6 degrader, NX-3911, in IND-enabling studies and future updates are anticipated. Nurix expects to continue to achieve substantial research collaboration milestones throughout the terms of its collaborations with Gilead, Sanofi, and Pfizer.
Nurix expects to provide additional preclinical, clinical, and program updates throughout 2025 to multiple key audiences, including the European Society for Medical Oncology, the Society for Immunotherapy of Cancer and the American Society of Hematology.
*Expected timing of events throughout this press release is based on calendar year quarters.
Fiscal Third Quarter 2025 Financial Results
Revenue for the three months ended August 31, 2025, was $7.9 million, compared with $12.6 million for the three months ended August 31, 2024. Revenue from the collaboration with Sanofi decreased as the initial research term for certain drug targets ended. The decrease was offset by a higher percentage of completion of performance obligations in the current period related to the collaboration with Pfizer.
Research and development expenses for the three months ended August 31, 2025, were $86.1 million compared with $55.5 million for the three months ended August 31, 2024. The increase was primarily related to clinical, contract manufacturing and consulting costs as Nurix continued to accelerate the enrollment of patients in the ongoing trial of bexobrutideg and prepare for the initiation of pivotal trials.
General and administrative expenses for the three months ended August 31, 2025, were $13.2 million, compared with $11.7 million for the three months ended August 31, 2024. The increase was primarily due to an increase in compensation and related personnel costs.
Net loss for the three months ended August 31, 2025, was $86.4 million, or ($1.03) per share, compared with $49.0 million, or ($0.67) per share, for the three months ended August 31, 2024.
Cash, cash equivalents and marketable securities was $428.8 million as of August 31, 2025, compared to $609.6 million as of November 30, 2024.

About Nurix Therapeutics, Inc.
Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of targeted protein degradation medicines, the next frontier in innovative drug design aimed at improving treatment options for patients with cancer and inflammatory diseases. Nurix’s wholly owned, clinical stage pipeline includes degraders of Bruton’s tyrosine kinase (BTK), a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B (CBL-B), an E3 ligase that regulates activation of multiple immune cell types including T cells and NK cells. Nurix also is advancing multiple potentially first-in-class or best-in-class degraders and degrader antibody conjugates (DACs) in its preclinical pipeline. Nurix’s partnered drug discovery pipeline consists of a preclinical stage degrader of STAT6, a clinical stage degrader of IRAK4, and multiple additional programs under collaboration agreements with Gilead Sciences, Inc., Sanofi S.A. and Pfizer Inc., within which Nurix retains certain options for co-development, co-commercialization and profit sharing in the United States for multiple drug candidates. Powered by a fully AI-integrated discovery engine capable of tackling any protein class, and coupled with unparalleled ligase expertise, Nurix’s dedicated team has built a formidable advantage in translating the science of targeted protein degradation into clinical advancements. Nurix aims to establish degrader-based treatments at the forefront of patient care, writing medicine’s next chapter with a new script to outmatch disease. Nurix is headquartered in San Francisco, California. For additional information visit http://www.nurixtx.com.
Forward-Looking Statements
This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to Nurix, may identify forward-looking statements. All statements that reflect Nurix’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding: Nurix’s future financial or business performance; Nurix’s future plans, prospects and strategies; Nurix’s plans and expectations with respect to its current and prospective drug candidates; the tolerability, safety profile, therapeutic potential and other advantages of Nurix’s drug candidates; the planned timing and conduct of Nurix’s clinical trials; the planned timing for the provision of updates and findings from Nurix’s preclinical studies and clinical trials; and the potential benefits of and Nurix’s expectations with respect to its strategic collaborations. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions regarding the future of Nurix’s business, its future plans and strategies, its development plans, its preclinical and clinical results, future conditions and other factors Nurix believes are appropriate in the circumstances. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) whether Nurix will be able to advance its drug candidates, obtain regulatory approval of and ultimately commercialize its drug candidates; (ii) uncertainties related to the timing and results of preclinical studies and clinical trials; (iii) whether Nurix will be able to fund development activities and achieve development goals; (iv) uncertainties related to the timing and receipt of payments from Nurix’s collaboration partners, including milestone payments and royalties on future product sales; (v) the impact of global business, political and macroeconomic conditions, cybersecurity events, instability in the banking system, and global events, including regional conflicts around the world, on Nurix’s business, clinical trials, financial condition, liquidity and results of operations; (vi) whether Nurix will be able to protect intellectual property and (vii) other risks and uncertainties described under the heading “Risk Factors” in Nurix’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.
Contacts:
Investors
Kris Fortner
Nurix Therapeutics, Inc.
ir@nurixtx.com

Elizabeth Wolffe, Ph.D.
Wheelhouse Life Science Advisors
lwolffe@wheelhouselsa.com

Media
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com

Nurix Therapeutics, Inc.
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2025	2024	2025	2024
Revenue:
Collaboration revenue	$7,894	$12,588	$40,403	$41,265
License revenue	—	—	30,000	—
Total revenue	7,894	12,588	70,403	41,265
Operating expenses:
Research and development	86,120	55,481	233,879	154,408
General and administrative	13,159	11,718	39,095	35,227
Total operating expenses	99,279	67,199	272,974	189,635
Loss from operations	(91,385)	(54,611)	(202,571)	(148,370)
Interest and other income, net	4,964	5,737	17,095	13,612
Loss before income taxes	(86,421)	(48,874)	(185,476)	(134,758)
Provision for income taxes	—	82	760	262
Net loss	$(86,421)	$(48,956)	$(186,236)	$(135,020)
Net loss per share, basic and diluted	$(1.03)	$(0.67)	$(2.22)	$(2.13)
Weighted-average number of shares outstanding, basic and diluted	84,159,336	72,779,381	83,869,469	63,384,174

Nurix Therapeutics, Inc.
Condensed Balance Sheets
(in thousands)
(unaudited)

	August 31,	November 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$78,438	$109,997
Marketable securities	350,391	499,586
Prepaid expenses and other current assets	11,774	9,804
Total current assets	440,603	619,387
Operating lease right-of-use assets	53,028	28,139
Property and equipment, net	20,498	17,757
Restricted cash	968	901
Other assets	7,375	3,159
Total assets	$522,472	$669,343
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,609	$11,482
Accrued expenses and other current liabilities	43,957	37,994
Operating lease liabilities, current	3,791	8,014
Deferred revenue, current	25,993	38,364
Total current liabilities	82,350	95,854
Operating lease liabilities, net of current portion	52,695	20,289
Deferred revenue, net of current portion	15,175	26,207
Total liabilities	150,220	142,350
Stockholders’ equity:
Common stock	77	76
Additional paid-in-capital	1,297,061	1,265,536
Accumulated other comprehensive income	119	150
Accumulated deficit	(925,005)	(738,769)
Total stockholders’ equity	372,252	526,993
Total liabilities and stockholders’ equity	$522,472	$669,343